UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549

                             FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      M POWER ENTERTAINMENT INC.
      -------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                  Delaware                       76-0513297
      ---------------------------------       -------------------
      (State or other jurisdiction             (IRS Employer
      of incorporation or organization)       Identification No.)

     432 Park Avenue South, 2nd Floor, New York, NY 10016
      Telephone:  (212) 731-2310
      -----------------------------------------------------
     (Address, Including Zip Code and Telephone Number, of Principal Executive Offices)


                         2004 OPTION PLAN
                ---------------------------------
                     (Full Title of the Plan)


                         Gary F. Kimmons
                    Chief Executive Officer
      432 Park Avenue South, 2nd Floor, New York, NY 10016
                    Telephone:  (212) 731-2310
           --------------------------------------------
               (Name, Address and Telephone Number,
            including Area Code, of Agent for Service)


                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
                                 Proposed      Proposed
Title of                         maximum       maximum
each class of                    offering      aggregate    Amount of
securities to     Amount to be   price         offering     registration
be registered     registered(1)  per share(2)  price        fee
------------------------------------------------------------------------------
Common Stock,
$.001 Par Value   40,000,000      $0.056       $2,240,000   $263.64
------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) The price of $0.056 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on August 30, 2005 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.


                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

Pursuant to the Note to Part I of the Form S-8, the information required by
Part I is not filed with the Securities and Exchange Commission.

ITEM 2.  REGISTRANT INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

The Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to M Power Entertainment Inc., 432 Park Avenue South, 2nd Floor, New York, NY 10016.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended, filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB, as amended, referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's annual report on Form 10-KSB.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

We are authorized to issue 275 million shares of common voting stock, par value $0.001 per share. Holders of our common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters, there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the holders of the common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

No expert or counsel will receive a direct or indirect interest in our company or was our promoter, underwriter, voting trustee, director or officer or employee. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article IX of our Amended and Restated Certificate of Incorporation provides that members of our Board of Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

     . for any breach of the director's duty of loyalty to the corporation or its stockholders;
     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     . under Section 174 of the General Corporation Law of the State of Delaware (relating to distributions by insolvent corporations); or
     . for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and By-laws also provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law. A right of indemnification shall continue as to a person who has ceased to be a director or officer and will inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by our Certificate of Incorporation and By-laws will not be deemed exclusive of any other rights that may be provided now or in the future under any provision currently in effect or hereafter adopted by our Certificate of Incorporation By-laws, by any agreement, by vote of our stockholders, by resolution of our directors, by provision of law or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit  No.  Description
------------  -----------
 5.1   Opinion of Counsel
23.1   Consent of Independent Registered Public Accounting Firm
23.2   Consent of Counsel. (Included in Exhibit 5.1)
99.1   2004 Option Plan (as amended)



ITEM 9.  UNDERTAKINGS.

(a)    The Registrant hereby undertakes:

       1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

           (i) Include any additional or changed material information with respect to the plan of distribution.

       2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

       For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 23th day of August, 2005.

                                  M POWER ENTERTAINMENT INC.


                                  By:  /s/ Gary F. Kimmons
                                       ---------------------------
                                       Gary F. Kimmons
                                       Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

          TITLE                                            DATE
          -----                                            ----

/s/ Gary F. Kimmons
---------------------------
Chairman of the Board,                                August 30, 2005
Chief Executive  Officer,
Chief Financial Officer
and President


/s/ Dick Meador                                       August 30, 2005
---------------------------
Dick Meador
Director


/s/ Kathryn Kimmons                                   August 30 2005
---------------------------
Kathryn Kimmons
Secretary and Director